NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR FINANCING ARRANGEMENT.

Original Issue Date: April 29th, 2026

$2,222,222.00

CONVERTIBLE PROMISSORY NOTE

OF

FARMHOUSE, INC.

FOR VALUE RECEIVED, Farmhouse, Inc., a Nevada corporation (the “Company”), hereby promises to pay to Axiom Holdings Group, LLC, or its registered assigns (the “Holder”), the principal sum of Two Million Two Hundred Twenty-Two Thousand Two Hundred Twenty-Two Dollars (US $2,222,222.00), representing a 10% original issue discount on a $2,000,000 funded amount, together with all accrued but unpaid interest interest thereon, on the date that is ten (10) months after the Original Issue Date (the “Maturity Date”), unless earlier converted in accordance with Section 4. Interest shall accrue on the outstanding principal balance at a rate of fifteen percent (15%) per annum, simple, and shall be payable upon conversion of this Note.

This Note shall automatically and mandatorily convert into shares of the Company’s Common Stock on the terms set forth in Section 4. This Note is unsecured and is issued pursuant to that certain Securities Purchase Agreement dated as of the Original Issue Date between the Company and the Holder (the “Purchase Agreement”).

This Note is subject to the following additional provisions:

Section 1.

Definitions

For purposes of this Note, capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, the terms of which are incorporated herein by reference.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York or Las Vegas, Nevada are authorized or required by law to remain closed.

“Ceiling Price” means $0.50 per share, which shall be the maximum price at which this Note may be converted pursuant to Section 4, regardless of market price or formula calculation.

“Change of Control” means (a) a merger or consolidation in which the Company is not the surviving entity, (b) a sale of all or substantially all of the Company’s assets, or (c) any transaction or series of related transactions in which more than 50% of the Company’s voting equity securities are transferred to a third party, excluding any bona fide capital raise primarily for financing purposes.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or changed.

“Conversion Date” means the date on which this Note is deemed automatically converted pursuant to Section 4.

“Conversion Price” means the price at which the principal and accrued interest under this Note are converted into Conversion Shares, as set forth in Section 4.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note in accordance with Section 4.

“Event of Default” has the meaning set forth in Section 5.

“Floor Price” means $0.15 per share, which shall be the minimum price at which this Note may be converted pursuant to Section 4, regardless of market price or formula calculation.

“Holder” means the Person in whose name this Note is registered on the books of the Company, and any permitted assignee thereof.

“Maturity Date” means the date that is ten (10) months after the Original Issue Date, unless earlier converted in accordance with the terms herein.

“Original Issue Date” means April 29th, 2026.

“Person” means any individual, corporation, partnership, trust, limited liability company, association, entity, or governmental authority.

“Qualified Financing” means a bona fide equity financing for cash at a fixed price per share with one or more institutional or accredited investors resulting in gross proceeds to the Company of at least $5,000,000, excluding the proceeds of this Note.

“Trading Day” means any day on which the Common Stock is quoted or traded on the OTC Markets (or any successor quotation system).

“VWAP” means, for any Trading Day, the volume-weighted average price of the Common Stock as reported by OTC Markets (or any successor reporting service).

Section 2.

Loan Amount; Interest

a)Principal Amount. This Note has an original principal balance of either $2,222,222.00 or $2,000,000.00, as applicable, depending on the Holder’s election under the Subscription Agreement.

b)Interest. Interest accrues on the outstanding principal balance at 15% simple interest per annum and shall be payable only upon conversion. No interim or monthly cash payments are required.

Section 3.

Registration of Transfers and Exchanges

This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange. This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.

Mandatory Conversion

a)Mandatory Conversion. This Note shall automatically and mandatorily convert into shares of the Company’s Common Stock on the earliest of (i) the date that is one hundred eighty (180) days after the Original Issue Date, (ii) the closing of a firm underwritten public offering, uplisting, or other qualified equity financing approved by the Company’s Board of Directors, or (iii) the closing of a Qualified Financing, or (iv) the date on which the closing price of the Company’s Common Stock equals or exceeds $1.00 per share for twenty (20) consecutive Trading Days.

The Holder shall have no right to defer, condition, or block such conversion.

b)Conversion Price. “Conversion Price” means the lower of: (i) 75% of the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Days immediately preceding the Mandatory Conversion Date, but not less than the Floor Price or greater than the Ceiling Price. For the avoidance of doubt, in no event shall the Conversion Price be less than $0.15 per share or greater than $0.50 per share.

c)Delivery of Shares.  Certificates or electronic book-entry shares must be delivered within three (3) Trading Days following the Mandatory Conversion Date.

d)Accrued Interest. All accrued and unpaid interest shall convert at the same Conversion Price as principal.

e)Effect of Mandatory Conversion. Notwithstanding anything to the contrary herein, following the Mandatory Conversion Date, this Note shall no longer be repayable in cash and shall be deemed automatically converted in full.

Section 5.

Events of Default

a)“Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body). For any default capable of cure (other than payment default), the Company shall have five (5) business days after written notice from Holder to cure before an Event of Default is deemed to occur.  Failure to pay any principal or interest when due shall constitute an Event of Default if not cured within three (3) Business Days after written notice from the Holder.

i.any default in the payment of (A) the principal amount of the Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Amortization Payment Date, Conversion Date or a Maturity Date or by acceleration or otherwise) which default which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Business Days;

ii.the Company shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver shares of common stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within 5 Business Days after notice of such failure sent by the Holder;

iii.a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.the Company shall be subject to any of the following events: (a) the Company or any subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof, (b) there is commenced against the Company or any subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing;

vi.the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.the Company shall fail for any reason to deliver certificates to a Holder prior to the third Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor mandatory conversion obligations of any Notes in accordance with the terms hereof;

viii.if the Company or any subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

ix.if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Borrower or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Borrower or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

x.the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xi.the Company shall fail to maintain sufficient reserved shares pursuant to Section 4.10 of the Subscription Agreement; or

xiv.any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $150,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)Remedies Upon Event of Default. Notwithstanding anything to the contrary herein, upon the occurrence of an uncured Event of Default, the Company shall be obligated to repay an amount equal to one hundred percent (100%) of the outstanding principal amount of this Note, together with any accrued and unpaid interest thereon. Interest on the outstanding principal shall accrue at a rate of fifteen percent (15%) per annum, calculated on a simple (non-compounding) basis. No additional default premium, penalty, or multiplier shall apply to the outstanding balance. Holder may, in Holder’s sole discretion, convert all or any portion of this Note (including the Default Amount) into Common Stock pursuant to the terms of this Note (for the avoidance of doubt, this shall apply even if such conversion occurs after the Maturity Date). The Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Upon the payment in full of the unpaid principal and interest hereunder, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

c)Repayment Upon Change of Control. In the event the Company enters into a transaction that results in a Change of Control, prior to the repayment or conversion of this Note, then, notwithstanding any provision in this Note to the contrary, in lieu of the then outstanding principal that would otherwise be payable at such time pursuant to Section 1, the Company shall, prior to or otherwise in connection with the closing of such Company Sale, repay the Note in full at one hundred percent (100%) of the then-outstanding principal and accrued interest, unless the Holder agrees in writing to convert the Note prior to such repayment payable in cash, equal to the Note Amount at the closing of the Company Sale

Section 6.

Miscellaneous

a)Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Subscription Agreement or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder as set forth in the Subscription Agreement, or as appearing on the books of the Company, or such other facsimile number or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 6(a).

b)Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed, subject in all cases to the mandatory conversion provisions set forth in Section 4. This Note is a direct debt obligation of the Company.

c)Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles. The Company and Holder shall submit all Claims (as defined in the Purchase Agreement) (the “Claims”) arising under this Note or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in the Purchase Agreement (the “Arbitration Provisions”). The Company and Holder hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the Company and Holder hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Holder may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

e)Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f)Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

FARMHOUSE, INC.

By:	/s/ Evan Horowitz
Evan Horowitz, CEO

Received and acknowledged:

Axiom Holdings Group, LLC

By:	/s/ Slavik Viner
Slavik Viner, Managing Director

EXHIBIT A

MECHANICS OF CONVERSION AND ADJUSTMENTS

1. Mandatory Conversion Mechanics

Mandatory Conversion.
Conversion of this Convertible Promissory Note (the “Note”) shall occur automatically and mandatorily, without any action by the Holder, upon the occurrence of any Mandatory Conversion event specified in Section 4 of the Note (each, a “Mandatory Conversion Date”). There is no holder-optional conversion of this Note.

2. Conversion Shares Issuable Upon Conversion

The number of shares of Common Stock issuable upon conversion of this Note (the “Conversion Shares”) shall be determined by dividing:

●(x) the outstanding principal balance of the Note plus all accrued but unpaid interest, by

●(y) the Conversion Price in effect on the Mandatory Conversion Date.

3. Conversion Price

The “Conversion Price” shall equal seventy-five percent (75%) of the lowest volume-weighted average price (VWAP) of the Company’s Common Stock for the twenty (20) consecutive Trading Days immediately preceding the Mandatory Conversion Date, provided that in no event shall the Conversion Price be less than the “Floor Price” or greater than the Ceiling Price.

4. Delivery of Conversion Shares

Within three (3) Trading Days following the Mandatory Conversion Date, the Company shall deliver to the Holder:

●a certificate or DTC-eligible electronic book-entry statement representing the Conversion Shares, and

●confirmation of conversion of all accrued but unpaid interest.

5. Failure to Deliver Conversion Shares

If the Company fails to deliver the Conversion Shares within the time required above, the liquidated damages and other remedies provided in the Note shall apply and remain in full force and effect.

6. Share Reserve

The Company shall, at all times while this Note is outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares equal to two hundred percent (200%) of the maximum number of shares issuable upon conversion of this Note at the Floor Price.

7. Fractional Shares

No fractional shares shall be issued upon conversion. In lieu of any fractional share, the Company shall round up to the nearest whole share.

8. Adjustments

All customary proportional adjustments for stock splits, stock dividends, combinations, recapitalizations, and similar transactions shall apply as provided in the Note. Upon any such adjustment, the Company shall promptly provide written notice to the Holder describing the adjustment and resulting Conversion Price.

EXHIBIT B

DEEMED NOTICE OF MANDATORY CONVERSION

This Exhibit B is provided solely for administrative and record-keeping purposes.

Pursuant to Section 4 of the Convertible Promissory Note, conversion of the Note occurs automatically and mandatorily upon the occurrence of a Mandatory Conversion event. Accordingly:

●No action by the Holder is required to effect conversion.

●No discretionary Notice of Conversion shall be required or permitted.

●This Exhibit B shall be deemed automatically delivered by operation of the Note on the Mandatory Conversion Date.

The information below may be completed by the Company for internal records:

Mandatory Conversion Date: __________________________

Outstanding Principal Converted: _____________________

Accrued Interest Converted: __________________________

Conversion Price Applied: ____________________________

Total Conversion Shares Issued: ______________________